Exhibit 23.1

CONSENT OF PCP CPA LIMITED

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-122387, 333-58522, 333-43934, 333-51229 and 333-39055) of our report on the financial statements of Pericom Technology Inc. dated April 20, 2007 appearing in this Form 10 K/A.

/s/ PCP CPA Limited PCP CPA Limited Certified Public Accountants
Hong Kong